Exhibit 99.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.

Ann Murtlow, President and Chief Executive Officer and Hamsa Shadaksharappa, Chief Financial Officer, Secretary and Vice President of IPALCO Enterprises, Inc. (the Corporation), each certifies that, to the best of his or her knowledge:

  The Quarterly Report on Form 10-Q of the Corporation for the quarterly period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ Ann Murtlow	/s/ Hamsa Shadaksharappa
Ann Murtlow	Hamsa Shadaksharappa
President and Chief Executive Officer	Chief Financial Officer, Secretary and Vice President
November 13, 2002	November 13, 2002